EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

I, Stuart D. Marvin, Executive Vice President and Secretary (Principal Financial Officer) of Accredited Mortgage Loan REIT Trust (the “Registrant”), do hereby certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) that, based on my knowledge:

(1) the Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) of the Registrant, to which this certification is attached as an exhibit, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 1, 2007

By:	/s/ Stuart D. Marvin
Stuart D. Marvin
Executive Vice President and Secretary (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Accredited Mortgage Loan REIT Trust and will be retained by Accredited Mortgage Loan REIT Trust and furnished to the Securities and Exchange Commission or its staff upon request.